SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C.  20549

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934


               Date of Report (Date of earliest
              event reported):  February 1, 1996


                   GENERAL SIGNAL CORPORATION
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    (Exact name of registrant as specified in its charter)


        New York                1-996         16-0445660
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(State or other jurisdiction  (Commission    (I.R.S. Employer
     of incorporation)        File Number)  Identification No.)

High Ridge Park
Box 10010
Stamford, Connecticut                             06904
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(Address of principal executive offices)        (Zip Code)


Registrant's telephone number including area code (203) 329-4100


                              None
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(Former name or former address, if changed since last report.)






                      Page 1 of 75 Pages
                    Exhibit Index on Page 8


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Item 5.     Other Events.


            On February 1, 1996, the Board of Directors of Gen-eral Signal Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, $1.00 par value, of the Company (the "Common Stock") to stockholders of record at the close of business on March 21, 1996 (the "Record Date"). The new rights plan replaces the current rights plan which expires on March 21, 1996. The Rights are to be issued pursuant to a shareholder rights plan which was approved by the Board of Directors on February 1, 1996. Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $150 per share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

Distribution Date; Transfer of Rights

            Until the earlier to occur of (i) ten days following the date (the "Shares Acquisition Date") of the public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities ("Voting Stock") that have 20% or more of the voting power of the outstanding shares of Voting Stock or
(ii) ten days following the commencement or announcement of an intention to make a tender offer or exchange offer the consum-mation of which would result in such person becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates out-standing as of the Record Date, by such Common Stock certifi-cate. The Rights Agreement provides that, until the Distribu-tion Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference.
Until the Distribution Date (or earlier redemption or


                            Page 2 of 75 Pages


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expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates outstanding as of the Record Date will also constitute the transfer of the Rights associated with the Common Stock represented by such certifi-cate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certifi-cates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

            The Rights are not exercisable until the Distribution
Date. The Rights will expire at the close of business on March 21, 2006, unless earlier redeemed or exchanged by the Company as described below.

Exercise of Rights for Common Stock of the Company

            In the event that a Person becomes an Acquiring Per-son at any time following the Distribution Date, each holder of a Right will thereafter have the right to receive, upon exer-cise, Common Stock (or, in certain circumstances, cash, prop-erty or other securities of the Company) having a value equal to two times the Purchase Price of the Right then in effect. Notwithstanding any of the foregoing, following the occurrence of such event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agree-ment) were, beneficially owned by any Acquiring Person will be null and void.

Exercise of Rights for Shares of the Acquiring Company

            In the event that at any time after the occurrence of the event set forth under the heading "Exercise of Rights for Common Stock of the Company" above, (i) the Company is acquired in a merger or other business combination transaction, or
(ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, Common
Stock of the acquiring company having a value equal to two times the Purchase Price of the Right then in effect.

Adjustments to Purchase Price

            The Purchase Price payable, and the number of shares of Common Stock (or other securities, as the case may be) issu-able upon exercise of the Rights are subject to adjustment from


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time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase shares of the Common Stock or convertible securities at less than the then Current Market Price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular peri-odic cash dividends or dividends payable in the Common Stock) or of subscription rights or warrants (other than those referred to above). Prior to the Distribution Date, the Board of Directors of the Company may make such equitable adjustments as it deems appropriate in the circumstances in lieu of any adjustment otherwise required by the foregoing.

            With certain exceptions, no adjustment in the Pur-chase Price will be required until the earlier of (i) three years from the date of the event giving rise to such adjustment or (ii) the time at which cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No frac-tional shares of Common Stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

Redemption and Exchange of Rights

            At any time prior to 5:00 P.M. New York City time on the tenth day following the Shares Acquisition Date, the Com-pany may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"). Under cer-tain circumstances set forth in the Rights Agreement, the deci-sion to redeem shall require the concurrence of a majority of the Independent Directors. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the Independent Direc-tors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

            At any time after the occurrence of the event set forth under the heading "Exercise of Rights for Common Stock of the Company" above, the Board of Directors may exchange the Rights (other than Rights owned by an Acquiring Person, which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, and/or other securities, cash or



                            Page 4 of 75 Pages


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other assets deemed to have the same value as one share of Com-
mon Stock, per Right, subject to adjustment.

            Until the Rights are exercised or exchanged for Com-mon Stock, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Amendments to Terms of the Rights

            Any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company without the consent of the holders of the Rights prior to the Distribution Date. Thereafter, the provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambi-guity, defect or inconsistency, or to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person); provided, however, that no supplement or amendment may be made on or after the Distri-bution Date which changes those provisions relating to the principal economic terms of the Rights. The Board of Directors may also, with the concurrence of a majority of the Independent Directors, extend the redemption period for up to an additional 20 days.

            The term "Independent Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the time that any person becomes an Acquiring Person, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Independent Directors, but shall not include an Acquiring Per-son or any representative thereof.

            A copy of the Rights Agreement is filed herewith as
Exhibit 1. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by ref-erence to such Exhibit, which is hereby incorporated herein by reference.












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Item 7.     Financial Statements and Exhibits.

            (c) Exhibits. The following exhibits are filed herewith and incorporated herein by reference:

            Exhibit Number

            4     Rule S-T Rights Agreement, dated as of
                  February 1, 1996, between General Signal Corpo-ration and First Chicago Trust Company of New
                  York, as Rights Agent.

            99    Press Release dated February 1, 1996.




































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                                SIGNATURES


            Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    GENERAL SIGNAL CORPORATION



Dated:  February 7, 1996                By:  /s/ Edgar J. Smith, Jr.
                                           ---------------------------
                                      Name:  Edgar J. Smith, Jr.
                                     Title:  Vice President, General Counsel
                                             and Secretary

















                            Page 7 of 75 Pages


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                               EXHIBIT INDEX


Number            Description                                       Page

4                 Rights Agreement, dated as of
                  February 1, 1996, between General
                  Signal Corporation and First Chi-
                  cago Trust Company of New York, as
                  Rights Agent.

99                Press Release dated February 1,
                  1996.





































                            Page 8 of 75 Pages